Exhibit 7(c)

DIRECTORS AND EXECUTIVE OFFICERS OF ADVANCE PUBLICATIONS INC.

Set forth below is a list of each director and executive officer of Advance Publications, Inc. (“API”) setting forth the business address and present principal occupation or employment (and the name and address of any corporation or organization in which such employment is conducted) of each person. Unless otherwise indicated, each individual is a United States citizen.

Name and Business Address	Present Principal Occupation (principal business of employer)	Name and Address of Corporation or Other Organization (if different from the address provided in Column 1)
Directors and Officers

Victor F. Ganzi	(non-executive) Chairman, PGA Tours Inc.
126 East 56th Street
New York, NY 10022

Peter C. Gould	Retired Attorney
2 East End Avenue
New York, NY 10075

Samuel I. Newhouse, III	Co-President of API
c/o Advance Publications, Inc.
950 Fingerboard Road
Staten Island, NY 10305

Michael A. Newhouse	Co-President of API
c/o Advance Publications, Inc.
950 Fingerboard Road
Staten Island, NY 10305

Steven O. Newhouse	Co-President of API
c/o Advance Publications, Inc.
950 Fingerboard Road
Staten Island, NY 10305

Thomas S. Summer	Chief Financial Officer of API
c/o Advance Publications, Inc.
950 Fingerboard Road
Staten Island, NY 10305